Exhibit 99.2

Press Release

FreightCar America, Inc. Announces CEO Transition

Nick Randall, Chief Operating Officer to Succeed Jim Meyer as President and CEO; Jim Meyer to remain on the Board of Directors and become Executive Chairman

CHICAGO, March 18, 2024 -- FreightCar America, Inc. (Nasdaq: RAIL), a diversified manufacturer of railroad freight cars, announced effective May 1, 2024, the appointment of Nicholas J. Randall, the Company’s current Chief Operating Officer, as President and Chief Executive Officer and member of the Company’s Board of Directors. Mr. Randall will succeed James R. Meyer who has been appointed as the Company’s Executive Chairman of the Board of Directors. William D. Gehl, the Company’s current Chairman, will remain on the Board of Directors and serve as Lead Independent Director.

Mr. Randall, with more than 20 years of global experience working in and leading engineering and manufacturing operations at world-class companies, joined FreightCar America in 2023 as Chief Operating Officer. Since joining the Company, Mr. Randall has managed FreightCar America’s operations and overseen the completion of its manufacturing campus in Castaños, Mexico.

“I am extremely pleased to announce the appointment of Nick Randall as our new President and Chief Executive Officer. Nick upholds the highest standard of operational excellence and shares the same values and vision for the Company that have guided us in recent years. Under his leadership, I am confident that the team will continue to advance our priorities and deliver a great future for our customers and shareholders,” said Jim Meyer.

Meyer added, “My role with FreightCar America will evolve as I assume the position of Executive Chairman, and I look forward to working with Nick and the rest of the Board on our strategic priorities. I also want to thank Bill Gehl for his ten years of service to-date, and especially for the dedication and expertise he brought to the Company and our Board as its Chairman.”

“I would like to recognize the transformative work that Jim has led at a pivotal time in the Company’s history, and I am honored by the Board’s confidence in my abilities to lead the Company going forward. I am excited by what lies ahead and look forward to working with our teams to scale the business while delivering world class products and after-sales service, and building great relationships throughout the industry,” said Nick Randall.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse economic and market conditions including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Investor Contact: RAILIR@Riveron.com

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